Exhibit 10.3
EXECUTION COPY
TERMINATION AGREEMENT
(Management Services Agreement)
THIS TERMINATION AGREEMENT (this “Termination Agreement”), dated as of November 13, 2008, is entered into by and among Real Mex Restaurants, Inc., a Delaware corporation (the “Company”), and Sun Capital Partners Management IV, LLC, a Delaware limited liability company (“Sun”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Management Services Agreement, dated as of August 21, 2006, by and among the parties hereto (the “Management Services Agreement”).
WHEREAS, the parties hereto are currently parties to the Management Services Agreement;
WHEREAS, RM Restaurant Holding Corp., a Delaware corporation and parent of the Company (“RMH”), has entered into that certain Exchange Agreement (the “Exchange Agreement”), dated as of even date herewith, by and among RMH and the signatories thereto, whereby RMH shall exchange the Credit Agreement Debt (as defined in the Exchange Agreement) for shares of common stock of RMH (the “Transaction”);
WHEREAS, RMH is required to cause the termination of the Management Services Agreement pursuant to Section 5.1(g) of the Exchange Agreement;
WHEREAS, Section 1(c) of the Management Services Agreement provides that such agreement shall terminate on the earliest of (i) the seventh anniversary of the Effective Date and (ii) the date on which Sun (in its sole discretion) elects in writing to terminate the Management Services Agreement;
WHEREAS, Section 9 of the Management Services Agreement provides that no amendment, supplement or waiver of the Management Services Agreement shall be effective unless the same shall be in writing and signed by Sun and the Company (in the case of an amendment or supplement) or by the waiving party (in the case of a waiver); and
WHEREAS, pursuant to this Termination Agreement, each of the undersigned desires to terminate the Management Services Agreement as set forth herein in connection with the Transaction.
NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:
1. Each party hereby consents to the termination of, and Sun hereby elects to terminate, the Management Services Agreement and agrees that, other than the consents of other party hereto as contemplated hereby, no other consent is required thereunder or otherwise for the effective and binding consent by such party to terminate the Management Services Agreement. Except as set forth in Section 2 hereof, each party hereby waives any and all of its rights as against each other party that such party may have under the Management Services Agreement, as a result of, or in connection with, the termination of such agreement, the execution and delivery of the Exchange Agreement (and other agreements and instruments ancillary thereto), and the consummation of the Transaction. Subject to the execution and delivery of this Agreement by the parties hereto, the Management Services Agreement is hereby terminated effective at the Closing (as defined in the Exchange Agreement).

2. Notwithstanding anything contained herein or in the Exchange Agreement to the contrary, Sections 5 (Limitation of Liability) and 6 (Indemnification) of the Management Services Agreement shall survive and shall continue in full force and effect, and this Termination Agreement shall not terminate or limit in any manner whatsoever the parties’ rights and obligations thereunder.
3. Each party represents and warrants that it has the corporate power to consent to the termination of (or elect to terminate), and waive its rights under, the Management Services Agreement as set forth herein. Each party acknowledges and agrees that the Management Services Agreement is in full force and effect and has not been amended or modified since entered into and that each other party is neither in breach of any provision of the Management Services Agreement nor, to the knowledge of such party, has any event occurred which, with the giving of notice or passage of time or both, would become a breach by any other party of any provision of the Management Services Agreement.
4. This Termination Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.
5. This Termination Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
6. This Termination Agreement shall be governed by and construed and enforced in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
7. If any provision of this Termination Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Termination Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and, to such end, the provisions of this Termination Agreement are agreed to be severable.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed by their respective authorized officers as of the date first above written.

REAL MEX RESTAURANTS, INC.
By:	/s/ Frederick F. Wolfe
	Name:	Frederick F. Wolfe
	Title:	CEO and President

SUN CAPITAL PARTNERS MANAGEMENT IV, LLC
By:	/s/ Michael J. McConvery
	Name:	Michael J. McConvery
	Title:	Vice President

Signature Page to Termination Agreement
(Management Services Agreement)